Exhibit 1.2

PRICING AGREEMENT

November 18, 2025

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

J.P. Morgan Securities LLC

270 Park Ave

New York, New York 10017

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 18, 2025 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the “Representatives” herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours,

PFIZER INC.

By:	/s/ Brian Byala
Name: Brian Byala
Title: Senior Vice President and Treasurer

[Signature Page to the Pricing Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC., as a Representative of the Underwriters

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page to the Pricing Agreement]

DEUTSCHE BANK SECURITIES INC., as a Representative of the Underwriters

By:	/s/ Kevin Prior
Name: Kevin Prior
Title: Managing Director

By:	/s/ John Han
Name: John Han
Title: Managing Director

[Signature Page to the Pricing Agreement]

J.P. MORGAN SECURITIES LLC, as a Representative of the Underwriters

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

[Signature Page to the Pricing Agreement]

MIZUHO SECURITIES USA LLC, as a Representative of the Underwriters

By:	/s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

[Signature Page to the Pricing Agreement]

SCHEDULE I

Underwriters	Principal Amount of Floating Rate Notes due 2027	Principal Amount of 3.875% Notes due 2027	Principal Amount of 4.200% Notes due 2030	Principal Amount of 4.500% Notes due 2032	Principal Amount of 4.875% Notes due 2035	Principal Amount of 5.600% Notes due 2055	Principal Amount of 5.700% Notes due 2065
Citigroup Global Markets Inc.	$92,500,000	$185,000,000	$185,000,000	$231,250,000	$231,250,000	$92,500,000	$92,500,000
Deutsche Bank Securities Inc.	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
J.P. Morgan Securities LLC	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
Mizuho Securities USA LLC	$87,500,000	$175,000,000	$175,000,000	$218,750,000	$218,750,000	$87,500,000	$87,500,000
Barclays Capital Inc.	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
HSBC Securities (USA) Inc.	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
UBS Securities LLC	$30,000,000	$60,000,000	$60,000,000	$75,000,000	$75,000,000	$30,000,000	$30,000,000
BNP Paribas Securities Corp.	$20,000,000	$40,000,000	$40,000,000	$50,000,000	$50,000,000	$20,000,000	$20,000,000
RBC Capital Markets, LLC	$20,000,000	$40,000,000	$40,000,000	$50,000,000	$50,000,000	$20,000,000	$20,000,000
Academy Securities, Inc.	$7,500,000	$15,000,000	$15,000,000	$18,750,000	$18,750,000	$7,500,000	$7,500,000
Siebert Williams Shank & Co., LLC	$7,500,000	$15,000,000	$15,000,000	$18,750,000	$18,750,000	$7,500,000	$7,500,000

Total	$500,000,000	$1,000,000,000	$1,000,000,000	$1,250,000,000	$1,250,000,000	$500,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes due 2027 (the “Floating Rate Notes”)

3.875% Notes due 2027 (the “2027 Notes”)

4.200% Notes due 2030 (the “2030 Notes”)

4.500% Notes due 2032 (the “2032 Notes”)

4.875% Notes due 2035 (the “2035 Notes”)

5.600% Notes due 2055 (the “2055 Notes”)

5.700% Notes due 2065 (the “2065 Notes” and, collectively with the 2027, the 2030 Notes, the 2032, the 2035 Notes and the 2055 Notes, the “Fixed Rate Notes,” and the Fixed Rate Notes, together with the Floating Rate Notes, the “Notes”)

Commission File Number of Initial Registration Statement:

333-277323 and Post-Effective Amendment No. 1 thereto

Aggregate Principal Amount:

$500,000,000 for the Floating Rate Notes

$1,000,000,000 for the 2027 Notes

$1,000,000,000 for the 2030 Notes

$1,250,000,000 for the 2032 Notes

$1,250,000,000 for the 2035 Notes

$500,000,000 for the 2055 Notes

$500,000,000 for the 2065 Notes

Price to Public:

For the Floating Rate Notes, 100.000% of the principal amount, plus accrued interest, from November 21, 2025

For the 2027 Notes, 99.989% of the principal amount, plus accrued interest, from November 21, 2025

For the 2030 Notes, 99.921% of the principal amount, plus accrued interest, from November 21, 2025

For the 2032 Notes, 99.781% of the principal amount, plus accrued interest, from November 21, 2025

For the 2035 Notes, 99.985% of the principal amount, plus accrued interest, from November 21, 2025

For the 2055 Notes, 99.655% of the principal amount, plus accrued interest, from November 21, 2025

For the 2065 Notes, 99.237% of the principal amount, plus accrued interest, from November 21, 2025

Purchase Price by Underwriters:

For the Floating Rate Notes, 99.800% of the principal amount, plus accrued interest, from November 21, 2025

For the 2027 Notes, 99.789% of the principal amount, plus accrued interest, from November 21, 2025

For the 2030 Notes, 99.571% of the principal amount, plus accrued interest, from November 21, 2025

For the 2032 Notes, 99.381% of the principal amount, plus accrued interest, from November 21, 2025

For the 2035 Notes, 99.535% of the principal amount, plus accrued interest, from November 21, 2025

For the 2055 Notes, 98.905% of the principal amount, plus accrued interest, from November 21, 2025

For the 2065 Notes, 98.487% of the principal amount, plus accrued interest, from November 21, 2025

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated September 7, 2018, between the Company and The Bank of New York Mellon as supplemented by the sixth supplemental indenture to be dated November 21, 2025 between the Company and The Bank of New York Mellon.

Maturity:

November 15, 2027 for the Floating Rate Notes

November 15, 2027 for the 2027 Notes

November 15, 2030 for the 2030 Notes

November 15, 2032 for the 2032 Notes

November 15, 2035 for the 2035 Notes

November 15, 2055 for the 2055 Notes

November 15, 2065 for the 2065 Notes

Interest Rate:

Compounded SOFR (as defined in the Preliminary Prospectus Supplement) plus 0.500%, reset quarterly for the Floating Rate Notes

3.875% per annum for the 2027 Notes

4.200% per annum for the 2030 Notes

4.500% per annum for the 2032 Notes

4.875% per annum for the 2035 Notes

5.600% per annum for the 2055 Notes

5.700% per annum for the 2065 Notes

Interest Payment Dates:

February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2026 for the Floating Rate Notes

May 15 and November 15 of each year, beginning on May 15, 2026 for the Fixed Rate Notes

Record Dates:

February 1, May 1, August 1 and November 1 immediately preceding the relevant Interest Payment Date for the Floating Rate Notes

May 1 or November 1 immediately preceding the relevant Interest Payment Date for the Fixed Rate Notes

Redemption Provisions:

The Floating Rate Notes may not be redeemed prior to maturity.

The Fixed Rate Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated May 13, 2025.

Applicable Time:

5:20 P.M. New York City time on November 18, 2025

Issuer Free Writing Prospectuses:

Pricing Term Sheet dated November 18, 2025, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None.

Time of Delivery:

10:00 A.M. New York City time on November 21, 2025

Closing Location:

Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus:

“Underwriting—Notice to Prospective Investors in the European Economic Area”,

“Underwriting—Notice to Prospective Investors in the United Kingdom”, “Underwriting—Notice to Prospective Investors in France”,

“Underwriting—Notice to Prospective Investors in Switzerland”,

“Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan”,

“Underwriting—Notice to Prospective Investors in Singapore”,

“Underwriting—Notice to Prospective Investors in Canada”,

“Underwriting—Notice to Prospective Investors in Taiwan”,

“Underwriting—Notice to Prospective Investors in Korea”,

“Underwriting—Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)” and

“Underwriting—Dubai International Financial Centre.”

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Debt Capital Markets Syndicate

Email: dbcapmarkets.gcnotices@list.db.com

J.P. Morgan Securities LLC

270 Park Ave

New York, New York 10017

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Attention: Debt Capital Markets;

Email: ba_dcm_notices@mizuhogroup.com

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and eighth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.